UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, DC 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2022

GBT TECHNOLOGIES INC.

(Exact name of small business issuer as specified in its charter)

Nevada	000-54530	27-0603137
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

2450 Colorado Ave., Suite 100E, Santa Monica, CA 90404

 (Address of principal executive offices) (Zip code)

Registrant’s telephone number including area code: 888-685-7336

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities
Item 5.01	Change in Control of Registrant

On June 10, 2022, GBT Technologies, Inc. (the “Company”), entered into a Joint Venture and Territorial License Agreement (the “Metaverse Agreement”) with Ildar Gainulin and Maria Belova (“IGMB”).

Under the Metaverse Agreement, the parties formed Metaverse Kit Corp., a Nevada corporation (“Metaverse Kit”). The purpose of Metaverse Kit is to develop, maintain and support source codes for its proprietary technologies and comprehensive platform that combines a core virtual reality platform and an extended set of real-world functions to provide a metaverse experience initially within the area of sports and then expanding into virtual worlds of entertainment, live events, gaming, communications and other cross over product opportunities (the “Meta Portfolio”).

Under the Metaverse Agreement, IGMB agreed to provide Metaverse Kit with the licensed technology and expertise, as requested and mutually agreed to by Company and IGMB. In connection therewith, the parties entered an Asset Purchase Agreement concurrently with the Metaverse Agreement whereby IGMB sold Metaverse Kit all source codes pertaining to the Meta Portfolio. Further, IGMB provided an exclusive license to Metaverse Kit throughout the world for the invented product/service and the related platforms relating to the Meta Portfolio and to use the know how to develop, manufacture, sell, market and distribute the Meta Portfolio throughout the world

The Company shall contribute 500,000,000 shares of common stock of the Company (“GBT Shares”) to Metaverse Kit. IGBM and the Company will each own 50% of Metaverse Kit. The Company pledged its 50% ownership in Metaverse Kit to Igor 1 Corp. to secure a convertible note held by Igor 1 Corp. The Company shall appoint two directors and IGBM shall appoint one director of Metaverse Kit.

In addition, Metaverse Kit, IGMB and Elentina Group, LLC (“Elentina”) entered into a Consulting Agreements in which IGBM and Elentina, each were engaged to provide services in consideration of $25,000 per month payable quarterly which may be paid in shares of common stock calculated by the amount owed divided by the Company’s 10-day VWAP. IGBM and Elentina will provide services in connection with the development of the business as well as Metaverse Kit’s capital raising efforts. The term of the Consulting Agreement is two years.

The closing of the Metaverse Agreement occurred on June 13, 2022.

The offer, sale and issuance of the above securities was made to an accredited investor and the Company relied upon the exemptions contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated there under with regard to the sale. No advertising or general solicitation was employed in offering the securities. The offer and sales were made to an accredited investor and transfer of the common stock will be restricted by the Company in accordance with the requirements of the Securities Act of 1933, as amended.

The foregoing description of the terms of the above transactions do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements, the forms of which are filed as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Joint Venture and Territorial License Agreement by and between GBT Technologies Inc. and Ildar Gainulin and Maria Belova.
10.2	Asset Purchase Agreement by and between Metaverse Kit Corp and Ildar Gainulin and Maria Belova
10.3	Consulting Agreement by and between Metaverse Kit Corp and Ildar Gainulin and Maria Belova
10.4	Consulting Agreement between Metaverse Kit Corp and Elentina Group, LLC
10.5	Pledge Agreement by and between GBT Technologies Inc. and Igor 1 Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GBT TECHNOLOGIES INC.

		By:	/s/ Mansour Khatib

		Name:	Mansour Khtib
		Title:	Chief Executive Officer

Date:	June 15, 2022